UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 26, 2006

ISONICS CORPORATION

(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

5906 McIntyre Street, Golden, Colorado 80403
Address of principal executive offices

303-279-7900
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 26, 2006, we received a letter from the Nasdaq Stock Market that advised us that we failed to meet the requirements for continued listing found in Marketplace Rule 4310(c)(2)(B), which requires that, for continued listing on Nasdaq, we maintain any one of the following:

(i)                                     stockholders’ equity of $2.5 million;

(ii)                                  market value of listed securities of $35 million; or

(iii)                               net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

The letter went on to state that Nasdaq has provided us until July 26, 2006, to regain compliance with the market value requirement (clause (ii)). There is no stated compliance period for the stockholders’ equity deficiency (clause (i)) or the net income deficiency (clause (iii)). On June 30, 2006 and in accordance with Marketplace Rule 4803(a), we issued a press release regarding the letter received from Nasdaq.

The letter of June 26, 2006, was the first written notification that we received from Nasdaq staff on this subject during this year. Based on information being generated in preparation of our Form 10-KSB for the year ended April 30, 2006, expected to be filed no later than July 31, 2006, and considering our recent financing with Cornell Capital Partners, LP (as discussed in our Form 8-K dated May 31, 2006) and our recent payments in common stock of principal amounts due on our convertible debentures, we believe it is likely that we will be in compliance with the Nasdaq requirement for stockholders’ equity upon the filing of that Form 10-KSB and we will be engaged in discussions with Nasdaq staff on the relevant points. To the extent that we receive a delisting notification from the Nasdaq Stock Market, we intend to request a hearing to appeal the determination before a Nasdaq hearing panel.

Item 8.01 — Other Events

A holder of our 8% Convertible Debentures, with remaining principal outstanding in the amount of $625,000, has informed us of its belief that the issuance of the 6% Convertible Debentures may have breached our obligations to the remaining 8% Debenture holders. We intend to contest any claims that we breached our obligations to the 8% Debenture holders and we believe we have appropriate grounds to do so.

Item 9.01 — Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.

Not applicable.

(b)           Pro forma financial information.

Not applicable.

(c)           Exhibits

99.1	Press release dated June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 30th day of June 2006.

Isonics Corporation

By:	/s/ James E. Alexander
James E. Alexander
President and Chief Executive Officer